Exhibit 107
CALCULATION OF FILING FEE TABLES

Form S-8
(Form Type)

Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $1.25	457(c) and 457(h)	1,200,000(1)	$27.79(2)	$33,348,000(2)	$153.10 per $1,000,000	$5,105.58

Total Offering Amounts					$33,348,000		$5,105.58

Total Fee Offsets							—

Net Fee Due							$5,105.58

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also registers, in addition to the number of shares stated above, any additional shares of Southside Bancshares, Inc.’s (the “Registrant”) common stock, par value $1.25 per share (“Common Stock”), that may become issuable in accordance with the adjustment and anti-dilution provisions of the Southside Bancshares, Inc. 2025 Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 23, 2025.